CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1of our report dated December 6, 2010, and December 10, 2010 relating to the financial statements of Intervia Inc for the years ended January 31, 2009 and January 31, 2010, respectively and to the reference to our firm under the caption "Experts" in the related Registration Statement on Form S-1 of Intervia Inc., for the registration of up to 12,000,000 shares of its common stock.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants
Vancouver, Canada
April 13, 2011